Exhibit 5.1

FIRM and AFFILIATE OFFICES

NEW YORK
LONDON
SINGAPORE
LOS ANGELES
CHICAGO
HOUSTON
HANOI
PHILADELPHIA
SAN DIEGO
SAN FRANCISCO
BALTIMORE
BOSTON
WASHINGTON, DC
LAS VEGAS
ATLANTA
MIAMI
PITTSBURGH
NEWARK
BOCA RATON
WILMINGTON
PRINCETON
LAKE TAHOE
HO CHI MINH CITY

August 6, 2009

GSE Systems, Inc.

1332 Londontown Boulevard, Suite 200

Sykesville, MD 21784

Re:	Registration Statement on Form S-3 filed by GSE Systems, Inc.

Ladies and Gentlemen:

We have acted as counsel to GSE Systems, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of:  (i) shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of the preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for shares of the Common Stock or issuable upon exercise of a warrant to purchase shares of the Preferred Stock; (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for shares of the Common Stock or other securities or issuable upon exercise of a warrant to purchase Debt Securities; (iv) warrants to purchase shares of the Common Stock, shares of the Preferred Stock, the Debt Securities or any combination thereof (collectively, the “Warrants”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”).  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants are, collectively, referred to in this letter as the “Securities” and, each, as a “Security.”  The maximum aggregate offering price of the Securities will be limited to $25,000,000.  The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  The Debt Securities will be issued under an indenture (the “Base Indenture”) between the Company and a trustee  to be selected by the Company (the “Trustee”), as supplemented from time to time by one or more supplemental indentures (each, a “Supplemental Indenture” and, collectively, the “Supplemental Indentures”).  The Base Indenture and the Supplemental Indentures are, collectively, referred to in this letter as the “Indenture.”

In connection with the opinions expressed in this letter, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this letter.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The shares of the Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2. The shares of the Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3. The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments (including post-effective amendments, approved by us), thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with (A) the authorizing resolutions duly adopted by the board of directors (or duly authorized committee thereof) of the Company, (B) the respective constituent governing documents of the Company and (C) applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the board of directors or other appropriate governing bodies of the Company and will be in full force and effect at all times at which the Securities are offered, issued and sold by the Company; (vi) any securities issuable upon exercise, conversion, exchange or redemption of any Securities in accordance with the terms thereof will be duly authorized, established and, as applicable, reserved for issuance upon such exercise, conversion, exchange or redemption; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) that the Base Indenture is, and each Supplemental Indenture will be, a valid and binding obligation of the Trustee; (ii) that all terms of the Securities not provided for in the Base Indenture will have been established in accordance with the provisions of the Base Indenture and one or more Supplemental Indentures, entered into in accordance with the provisions of the Base Indenture and approved by us, and reflected in appropriate documentation, duly authorized, executed and delivered by the Company and the Trustee, as applicable; and (iii) that the Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of shares of the Preferred Stock, we have further assumed that the Company will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, or a certificate of designation, in either case approved by us, establishing the designations, preferences and rights of the class or series of the shares of the Preferred Stock being issued.

With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, by any covenants of good faith or fair dealing that may be implied, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and have not independently checked or verified the accuracy of such statements and representations.  The opinions expressed herein are limited to the laws of the State of New York and the laws of the State of Delaware, in each case as currently in effect, and we express no opinion as to the laws of any other jurisdiction.  The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may effect the opinions we express herein.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Certain Legal Matters” in the Prospectus constituting a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DUANE MORRIS LLP